Exhibit 1(k)

                          MERRILL LYNCH BOND FUND, INC.

                              ARTICLES OF AMENDMENT

      MERRILL LYNCH BOND FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to amend its charter as currently in effect.

      SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation as set forth below

Current Name of Series and Class                   New Name of Series and Class
--------------------------------                   ----------------------------

High Income Portfolio                              BlackRock High Income Fund
  Class A Common Stock                               Investor A Common Stock
  Class B Common Stock                               Investor B Common Stock
  Investor C Common Stock                            Investor C Common Stock
  Class C Common Stock                               Investor C1 Common Stock
  Class I Common Stock                               Institutional Common Stock

Core Bond Portfolio                                BlackRock Bond Fund
  Class A Common Stock                               Investor A Common Stock
  Investor A1 Common Stock                           Investor A1 Common Stock
  Class B Common Stock                               Investor B Common Stock
  Investor B1 Common Stock                           Investor B1 Common Stock
  Investor C Common Stock                            Investor C Common Stock
  Class C Common Stock                               Investor C1 Common Stock
  Investor C2 Common Stock                           Investor C2 Common Stock
  Class I Common Stock                               Institutional Common Stock
  Class R Common Stock                               Class R Common Stock

      (i) The Investor A Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Common Stock;

      (ii) The Investor A1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Investor A1 Common Stock;

      (iii) The Investor B Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class B Common Stock;

      (iv) The Investor B1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Investor B1 Common Stock;

      (v) The Investor C Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Investor C Common Stock;

      (vi) The Investor C1 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class C Common Stock;

      (vii) The Investor C2 Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Investor C2 Common Stock;

      (viii) The Institutional Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class I Common Stock; and

      (ix) The Class R Common Stock shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class R Common Stock.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 2nd day of October, 2006.

      IN WITNESS WHEREOF, MERRILL LYNCH BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and
witnessed by its Secretary as of the       day of September, 2006.

                                             MERRILL LYNCH BOND FUND, INC.

                                             By: _______________________________
                                                 Donald C. Burke, Vice President

Witness:

______________________________
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                                 _______________________________
                                                 Donald C. Burke, Vice President


                                       3